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                                                                    Exhibit 7.B.


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion, in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form S-6 (File No. 333-82613) for the Provident Mutual Variable Separate Accounts (Growth, Money Market, Bond, Zero Coupon Bond, Aggressive Growth, International and Variable), of the following reports:

     1. Our report dated February 7, 2000 on our audits of the financial statements of Provident Mutual Life Insurance Company and Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999.

     2. Our report dated February 23, 2000 on our audits of the financial statements of the Provident Mutual Variable Separate Accounts (Growth, Money Market, Bond, Zero Coupon Bond, Aggressive Growth, International, and Variable) as of December 31, 1999 and for each of the three years in the period ended December 31, 1999.

     We also consent to the reference to our Firm under the caption "Experts".




PRICEWATERHOUSECOOPERS LLP


Philadelphia, Pennsylvania
April 24, 2000